ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         LEASING TECHNOLOGY INCORPORATED


         LEASING TECHNOLOGY INCORPORATED (THE "CORPORATION"), PURSUANT TO THE PROVISION OF SS. 16-10A-1006 OF THE UTAH REVISED BUSINESS CORPORATION ACT HEREBY ADOPTS AND FILES THESE ARTICLES OF AMENDMENT AS AN AMENDMENT TO THE CORPORATION'S ARTICLES OF INCORPORATION.

         1.       THE  NAME   OF   THE  CORPORATION   IS    LEASING   TECHNOLOGY
                  INCORPORATED.

         2.       THE  FOLLOWING   AMENDMENT  IS  MADE   TO  THE   ARTICLES   OF
                  INCORPORATION:

                  ARTICLE I OF THE ARTICLES OF INCORPORATION IS AMENDED SO THAT IT SHALL READ IN ITS ENTIRELY AS FOLLOWS:

                                            ARTICLE I
                                              NAME

                  THE NAME OF THIS CORPORATION IS AMERICAN RESOURCES AND DEVELOPMENT COMPANY.

         3. THE AMENDMENT SET FORTH IN PARAGRAPH 2 ABOVE WAS ADOPTED BY THE SHAREHOLDERS OF THE CORPORATION ON FEBRUARY 20, 1997.

         4. THE NUMBER OF SHARES ENTITLED TO VOTE AND VOTING ON THE AMENDMENT WERE:


               OUTSTANDING SHARES       SHARES VOTING          PERCENT OF
                ENTITLED TO VOTE      FOR THE AMENDMENT      SHARES ENTITLED
COMMON:            36,704,644            24,386,623                66%
PREFERRED:           252,220

         COMMON AND PREFERRED SHARES VOTE AS A SINGLE CLASS. THE AMENDMENT WAS APPROVED BY WRITTEN CONSENT OF CERTAIN SHAREHOLDERS IN LIEU OF A MEETING AND WILL BECOME EFFECTIVE ON OR ABOUT MARCH 27, 1997. THE SHARES VOTED IN FAVOR OF THE AMENDMENT WERE SUFFICIENT TO APPROVE THE AMENDMENT.


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         THE UNDERSIGNED  HEREBY  ACKNOWLEDGES  UNDER PENALTY OF PERJURY THAT HE
HAS EXECUTED THESE ARTICLES OF AMENDMENT ON BEHALF OF THE CORPORATION AND THAT THE FACTS STATED HEREIN ARE TRUE.



DATED:  MARCH ____, 1997                           -----------------------
                                                   KARL BADGER, PRESIDENT

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